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Exhibit 23

INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Navigation Technologies Corporation:

        We consent to incorporation by reference in the registration statement on Form S-8 (No. 333-767000) of Navigation Technologies Corporation of our report dated March 7, 2003, relating to the consolidated balance sheets of Navigation Technologies Corporation and subsidiaries as of December 31, 2001 and 2002, and the related consolidated statements of operations, stockholders' equity (deficit) and comprehensive income (loss), and cash flows for each of the years in the three-year period ended December 31, 2002, and the related financial statement schedule, which report appears in the December 31, 2002 annual report on Form 10-K of Navigation Technologies Corporation.

                      /s/ KPMG LLP

Chicago, Illinois
March 27, 2003

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  Exhibit 23
INDEPENDENT AUDITORS' CONSENT